Exhibit 99.1

PPT-025-InvestrPres_0308 Investor Presentation March 2008

EXCO Resources, Inc. 2 PPT-025-InvestrPres_0308 Disciplined Growth Strategy EXCO’s formula for creating equity value enables us to deliver strong, sustainable equity returns over the long term

EXCO Resources, Inc. 3 PPT-025-InvestrPres_0308 Key Investment Highlights • Outstanding Track Record – 38.5% annualized growth in common share value since 1998 – 42%and 71% compounded growth rates in production and reserves since 2004 • Outstanding Reserve Base(1) – 2.1 Tcfe proved reserves – 2.5 Tcfe low risk unproved reserves – 7.8 Tcfe additional higher risk potential • Strong Inventory of Drilling Locations and Acreage – More than 12,000 engineered, low risk drilling locations; approximately 900 engineered exploitation projects – 1.9 million net acres including over 368,000 net acres of Marcellus shale potential in Appalachia and over 130,000 acres of potential in Wyoming – Approximately 9,000 additional potential locations • Experienced Management Team with Significant Insider Ownership – Average 20+ years of public/private experience – Management and ALL employees own 15.2% of shares on a fully diluted basis – Outside board members own 23.6%of shares on a fully diluted basis – Focused on equity returns • Competitive Industry Position – Top 25 US domestic oil and gas company in reserves and production, including the majors – 400 Mmcfe production per day – $6.2 billion enterprise value Our track record and reserve base have positioned us as a Top 25 oil and natural gas company (1) The reserve estimates provided throughout this document reflect $8 per Mcf natural gas and $60 per barrel oil pricing, unless otherwise stated.

EXCO Resources, Inc. 4 PPT-025-InvestrPres_0308 Inventory for the Future Includes over 20,000 drilling locations and 10.9 Tcfe of reserves Appalachia 5,000+ 6,000 2-5 years ETX/NLA 600+ 388 2-4 years Mid-Continent 500+ 100 3-5 years Permian 700+ 299 2-5 years Rockies 2,000+ 1,000 3-5 years Appalachia 8,165 787 14-15 years ETX/NLA 2,466 1,616 4-6 years Mid-Continent 548 204 4-8 years Permian 684 250 4-5 years Rockies 150 226 2-4 years Engineered Locations Reserves (Bcfe) Time Line To Develop/Prove Potential Locations Reserves (Bcfe) Time Line To Evaluate Low Risk Drilling Upside 3.1 Tcfe 12,000 Locations Developing Potential 7.8 Tcfe 8,800+ Locations Proved Developed 1.4 Tcfe $7.3 Billion of Future Capital • Nearly all low risk reserves will be developed or proved over 4 to 6 years

PPT-025-InvestrPres_0308

Undrilled, Low-Risk Upside

Totals Approximately 3.1 Tcfe



PUD Reserves = 611 Bcfe   PRB Reserves = 827 Bcfe   POS Reserves = 1,644 Bcfe

Rockies

226 Bcfe

- Lance, Fort Union, Tensleep, Frontier, Mesa Verde formations
- Conventional limestone traps at 5,000'-17,500'
- 150 locations
- 1 to 2 rigs drilling in 2008
- Average capital per well - $0.5MM to $7.0MM
- Average EUR per well - 0.5 to 4.0 Bcfe

Permian Basin

250 Bcfe

- Canyon Sands, Canyon Reefs, Wolfcamp Reefs and Clearfork Carbonates
- Typical depths of 7,000'-9,000', testing shallow oil at 4,000'
- 684 locations
- 3 to 4 rigs drilling in 2008
- Average capital per well – $700,000
- Average EUR per well – 0.4 to 0.5 Bcfe



Major Areas/Basins
Major Oil and Gas Fields
Wyoming
Nebraska
Colorado
Kansas
New Mexico
Oklahoma
Texas
Louisiana



Pennsylvania
Ohio
Kentucky
West Virginia

East Texas / North Louisiana

1,616 Bcfe

- Primarily Cotton Valley, Hosston and Bossier tight sand formations
- Typical depths of 10,000'-15,000'
- 2,660 Locations
- 9 to 12 rigs drilling in 2008

<u>Vernon</u>

- Average capital per well – $4.0MM to $5.0MM
- Average EUR per well – 2.0 Bcfe to 4.0 Bcfe

<u>Cotton Valley</u>

- Average capital per well – $1.5MM to $2.0MM
- Average EUR per well – 0.6 Bcfe to 1.5 Bcfe

Appalachia

787 Bcfe

- Shallow oil and gas "resource play"
- Multiple conventional and shale formations 2,000' – 6,000'
- 6,161 locations
- 6 to 8 rigs drilling in 2008
- Average capital per well – $250,000
- Average EUR per well – 130 Mmcfe

Mid-Continent

204 Bcfe

- Cherokee, Chester, Morrow, Sycamore, Hunton and Viola formations
- Tight limestone and sandstone targets at 4,000'- 17,000'
- 548 Locations
- 2 to 4 rigs drilling in 2008

<u>Golden Trend</u>

- Average capital per well – $2.5MM to $4.4MM
- Average EUR per well – 0.8 Bcfe to 3.0 Bcfe

<u>Mocane Laverne</u>

- Average capital per well – $1.0MM
- Average EUR per well – 0.4 Bcfe to 1.5 Bcfe

EXCO Resources, Inc. | 5

PPT-025-InvestrPres_0308

Estimated Unbooked Potential

Totals approximately 7.8 Tcfe




Major Areas/Basins
Major Oil and Gas Fields
Wyoming
Nebraska
Colorado
Kansas
New Mexico
Oklahoma
Texas
Louisiana
Ohio
Pennsylvania
Kentucky
West Virginia

Rockies

1,000 Bcfe Potential

- Drilling Wind River test well
- Leasing acreage
- Drill evaluation wells in 2008 (5 in Wind River, 4 in Big Horn-shallow gas)
- Shooting 20 mi² 3D at East Salt Creek; CO_2 enhanced recovery potential
- Evaluating JV opportunities

Permian Basin

299 Bcfe Potential

- 20,000 acre field extension in progress
- Wolfcamp / Clearfork oil play being evaluated by 3D
- 20,000 acre Tannehill shallow oil being worked – drilling 6 wells
- Leasing additional acreage

Mid-Continent

100 Bcfe Potential

- Downspacing in Golden Trend and Mocane-Laverne
- Atoka recompletions in Mocane-Laverne
- Basal Chester deepening and drilling
- Modeling 3D to detect deeper Chester formation

Appalachia

6,000 Bcfe Potential

- Drilled 4 Marcellus shale test wells with encouraging results
- Leasing additional acreage
- Staffing to exploit our 350,000+ acre Marcellus shale position
- Planning 7 to 10 vertical and 4+ horizontal Marcellus shale wells in 2008
- Evaluating JV opportunities

East Texas / North Louisiana

388 Bcfe Potential

- Drilling numerous downspacing pilot locations
- Drilling Vernon stepouts – successful results
- Evaluating 65,000 acres of leasehold near Vernon to continue field extension
- Conducting extensive refrac program at Vernon
- Completing Hosston in existing CV wellbores at Holly/Caspiana
- Leasing and testing new Cotton Valley field areas

- **Total company acreage approximates 1,900,000 total net acres**

EXCO Resources, Inc. | 6

PPT-025-InvestrPres_0308

Year End Total Proved Reserves



Year-end 2007 SEC Proved Reserves[(1)]	1,865
Price Revisions to $8 gas and $60 oil[(2)]	37
Year-end 2007 Proved Reserves	1,902
Appalachia Acquisition[(3)] (closed 2/20/08)	159
Pro Forma with Appalachia Acquisition	2,061

- Year-end 2007 reserves (without Appalachia Acquisition) were 93% natural gas and 71% proved developed

	2007	3 Year
Reserve Replacement:		
All-in[(4)]	781%	956%
Drill-bit only[(5)]	159%	164%
Reserve Replacement Cost		
All-in[(4)]	$ 2.96	$ 2.44
Drill-bit only[(5)]	$ 2.31	$ 2.18

(1) As of December 31, 2007 SEC pricing of $6.80 for natural gas and $95.92 for oil without the effects of commodity derivatives and adjusted for historical differentials
(2) From December 31, 2007 SEC pricing to $8.00 natural gas and $60.00 oil without the effects of commodity derivatives and adjusted for historical differentials. This price case is presented because it is used for internal planning purposes and financial guidance
(3) NYMEX Strip pricing November 15, 2007
(4) All-in reserve replacement is calculated using extensions and discoveries, acquisitions and revisions. Total revisions were 79.8 Bcfe consisting of 139.3 Bcfe of negative performance revisions offset by positive revisions of 59.5 Bcfe due to price increases. Costs include drilling and development and acquisitions of proved properties
(5) Drill-bit only reserve replacement is calculated using extensions and discoveries. Costs include drilling and development costs

EXCO Resources, Inc. | 7

PPT-025-InvestrPres_0308

Long Reserve Life and Multi-Year Project Inventory Across All Regions

As of January 1, 2008[6]



	East TX / North LA	Appalachia	Mid-Continent	Permian	Rockies	Total
Reserves & Well Summary:						
Proved Reserves[1] (Bcfe)	1,005	584	316	144	12	2,061
Total Reserves[2] (Bcfe)	2,333	**1,160**	468	**339**	233	**4,533**
Potential (Bcfe)	388	6,000	100	299	1,000	7,787
Total Reserves + Potential (Bcfe)	2,721	**7,160**	568	**638**	1,233	**12,320**
Production (Mmcfe/d)	243	60	63	32	2	400
Reserve Life[3] (Years)	11.3	26.7	13.7	12.3	16.4	14.1
Well Count[4] (Gross)	1,578	9,274	1,638	287	66	12,843
Well Count[4] (Net)	1,189	8,230	937	229	54	10,639
Acreage, Projects & Budget Summary:						
Gross / Net Acreage (Thousands)	329/278	1,270/1,172	379/222	72/50	148/132	2,198/1,854
Gross Drilling Locations (Total / 2008E)	2,466/139	8,165/346	548/57	684/156	150/9	12,013/707
Gross Exploitation Projects (Total / 2008E)	543/25	121/22	179/30	44/3	7/2	894/82
2008 Drilling and Development Budget[5] (Millions)	$ 339	$ 89	$ 57	$ 109	$ 15	$ 609

(1) December 31, 2007 proved reserves with $8 natural gas and $60 oil pricing, adjusted for differentials and excluding hedge effects
(2) December 31, 2007 proved, probable and possible reserves with $8 natural gas and $60 oil pricing, adjusted for differentials and excluding hedge effects
(3) Reserve life based on proved reserves and annualized production
(4) We operate approximately 90% of our gross and net wells
(5) Includes drilling and completion, exploitation, operations and other capital; Midstream and IT capital not included
(6) Pro Forma for Appalachia acquisition

EXCO Resources, Inc. | 8

EXCO Resources, Inc. 9 PPT-025-InvestrPres_0308 2008 Upside Evaluation and Development • Appalachia - Shale – In the Marcellus shale, we hold 368,000+ net acres with 198,000+ net acres in the fairway of the play; our holdings could contain approximately 6 Tcfe of reserves(1), significantly above previous estimates – We have internal landmen and more than 30 contract brokers actively leasing in Pennsylvania – For Marcellus evaluation and development, we will drill four horizontal wells this year (all in Pennsylvania) and ten vertical wells (in both Pennsylvania and West Virginia), beginning in Q2 – In West Virginia, we will drill a Huron shale horizontal well mid-year to begin evaluating our 120,000+ net acres • East Texas / North Louisiana - Cotton Valley and Vernon – We will drill eight Cotton Valley horizontal wells during 2008, beginning in Q2 – We are continuing leasing and evaluation of approximately 40,000 prospective Cotton Valley acres, with encouraging results – We are testing and expanding the southern and western Vernon Field limits, and evaluating an additional 65,000 net prospective acres in the Vernon area • Permian – We are finalizing acquisition of 15,000+ net acres near Sugg Ranch and continuing to improve our drilling program, where we have reduced both cost and drilling time • Rockies – Following encouraging results based on the logs of our Birdseye prospect, nine wells will be drilled in Wyoming’s Wind River and Big Horn Basins during 2008 to continue evaluating our potential 1 Tcfe of unbooked upside • Midstream – The TGG Pipeline expansion in East Texas to increase third party throughput by approximately 100 Mmcfe/d by Q4 2008 is well underway (1) Based on drilling horizontal wells on 80-acre spacing with 2.5 Bcf e of reserves per well

EXCO Resources, Inc. 10 PPT-025-InvestrPres_0308 Marcellus Shale Interval Thickness EXCO Current Fairway Acreage as of 3-3-08 220,481 Gross 198,835 Net

EXCO Resources, Inc. 11 PPT-025-InvestrPres_0308 2008 Capital Program Area Drilling & Completion (Net MM) Gross Projects (#) Exploitation (Net MM) Gross Projects (#) Operations & Other (Net MM) Total 2008 Captial Budget (Net MM)(2) ETX / NLA $245 139 $26 25 $68 $339 Appalachia 80 346 1 22 8 89 Mid-Continent 48 57 4 30 5 57 Permian 98 156 1 3 10 109 Rockies 11 9 - 2 4 15 Total $482 707 $32 82 $95 $609 2008 Capital Budget and Drilling Schedule 77% 15% 3% 5% Drilling & Completion $482 MM (707 projects) Exploitation $32 MM (82 projects) Operations & Other $95 MM Midstream $19 MM • Our development budget totals $628 million(1), but we will add $150 million+ for Marcellus Shale leasing and drilling and development of our acquisition upside (1) Does not include $18MM f or IT and other (2) Does not include $18MM f or IT and other and $19MM f or Midstream

EXCO Resources, Inc. 12 PPT-025-InvestrPres_0308 2007 Corporate Highlights • Significant growth in all financial and operational metrics: • Significant growth in low-risk upside: • Identified 4.4 Tcfe of potential, including our original estimate of 2.6 Tcfe in the Marcellus Shale • Total Marcellus Shale potential of our acreage, based on recent industry results, could significantly exceed our original estimates • Closed nearly $2.5 billion of acquisitions, while selling approximately $500 million of properties • Consolidated 2006 and 2007 acquisitions; hired over 300 new employees during 2007 to fully exploit our entire asset base • Expect at least a 20% increase in average daily production between 2007 and 2008 2006 2007 PUD, Prob, Poss Reserves, Tcfe 1.2 2.9 Drillable locations 5,100 10,000+ 2006 2007 Adjusted EBITDA(1) , millions $ 287 $ 766 Cash flow from operations(1)(2), millions $ 206 $ 614 Production, Mmcfe/d 136 332 Proved Reserves, Tcfe 1.2 1.9 (1) Non-GAAP measures, pl ease see tabl es on slides 24 to 26 for reconciliations to most comparabl e GAAP measures (2) Cash fl ow from operations befor e changes in wor king capital

EXCO Resources, Inc. 13 PPT-025-InvestrPres_0308 Operational Highlights 4th Quarter 2007 and early 2008 • East Texas / North Louisiana – Vernon (Jackson Parish, LA) – Drilled and completed 10 wells with average IP of 6.5 Mmcfe/d (gross) – Last completion had highest rate since EXCO acquisition – 10.3 Mmcfe/d (gross) – Expanded southern and western field limits, establishing additional drilling locations – Holly / Caspiana (DeSoto Parish, LA) – Five recent completions averaging in excess of 1.4 Mmcfe/d (gross) – Gladewater (Gregg & Rusk Counties, TX) – Two recent completions averaging in excess of 1.0 Mmcfe/d (gross) – Overton (Smith County, TX) – Two recent completions averaging in excess of 1.6 Mmcfe/d (gross) – Overall, rig spud to release days down 20%; drill and complete costs down 10% • Midstream – Initiated 57-mile, $37.6 million expansion of TGG pipeline to increase throughput by an incremental 100 Mmcfe/d

EXCO Resources, Inc. 14 PPT-025-InvestrPres_0308 Operational Highlights 4th Quarter 2007 and early 2008 • Permian (Irion County, TX) – Sugg Ranch (Irion County, TX) – Increased rig count to three and increased net production from 19.7 on November 1, 2007 to 25.1 Mmcfe/d on February 25, 2008 (includes oil growth of 400+ BOPD) – Expanding acreage position through leasing • Rockies (Fremont County, WY) – Drilled and logged Birdseye well in Wind River Basin, earning 3,400 gross acres thereby increasing prospect area to more than 7,400 gross acres and capturing 80+ additional drilling locations; will complete in Summer 2008 – Completely exited Nebraska and Colorado (high cost, mature, limited upside assets) • Mid-Continent (Garvin, Grady, Beaver, Harper Counties, OK) – Integrated significant acquisition in Golden Trend and Mocane Laverne, increasing area reserves by 200% and production by 120% – Drilled and completed our best well in Golden Trend since EXCO entered the area in October 2005; initial gross production rate was 3.7 Mmcfe/d

EXCO Resources, Inc. 15 PPT-025-InvestrPres_0308 • Appalachia • Acquisitions – Closed $16 million acquisition of 300 producing wells, 100+ drilling locations, 2 Mmcfe/d of production and 14.4 Bcfe of 3P reserves (12.4 proved) in Central Pennsylvania in November 2007 – Closed $388 million acquisition (contract price of $395 million less customary closing adjustments of $7 million) of 2,500 producing wells, 2,000 drilling locations and 16 Mmcfe/d of production in Pennsylvania, Ohio and West Virginia in February 2008. Acquired assets include 340 Bcfe of shallow 3P reserves (159 Bcfe proved), with 80% of the acquisition value situated among existing EXCO assets in Central Pennsylvania • Production – Set monthly production record of 46+ Mmcfe/d in January 2008 – Installed 25 pump jacks on producing wells in Central Pennsylvania, uplifting production by an average 100+% Operational Highlights 4th Quarter 2007 and early 2008

EXCO Resources, Inc. 16 PPT-025-InvestrPres_0308 Liquidity and Financial Position (1) Excl udes unamortized bond premium (2) Excl udes $7 million in offering costs (3) Net of $4.3 million in letters of credit at both December 31, 2007 and Februar y 20, 2008 (In thousands) December 31, 2007 February 29, 2008 Cash $ 55,510 $ 67,928 Bank debt (LIBOR + 125-150bps) $ 1,643,500 $ 1,993,500 Senior notes (7 1/4%)(1) 444,720 444,720 Total debt $ 2,088,220 $ 2,438,220 7% convertible preferred(2) $ 2,000,000 Common shareholders’ equity 1,115,742 Total capitalization $ 5,203,962 Net debt to total capitalization 39% Borrowing base $ 2,200,000 $ 2,475,000 Unused borrowing base(3) $ 552,205 $ 477,205 • Recently entered into $700 million of interest rate swaps – Swapped at an average 2.66% LIBOR from February 2008 to February 2010

EXCO Resources, Inc. 17 PPT-025-InvestrPres_0308 Current Hedge Position Mitigates market risk and locks in future cash flow for development and acquisition program • Target hedging 65-80% of production volumes for 3-5 years • Hedging program covers long term debt • Only 13% of Proved Reserves hedged • Recently entered into interest rate swaps: • $700MM of debt swapped at 2.66% LIBOR from Feb. 2008 to Feb. 2010 NYMEX Swaps Gas Mmcf Contract price per Mmcf Oil Mbbls Contract price per Bbl Percent Hedged(1) Q1 2008 25,485 $ 8.59 355 $ 68.27 79% Q2 2008 26,685 8.27 355 68.23 80% Q3 2008 26,910 8.29 358 68.20 79% Q4 2008 26,910 8.39 358 68.16 77% 2009 95,055 8.09 1,215 69.11 68% 2010 40,748 8.03 473 84.85 29% 2011 9,125 7.97 - - 6% 2012 1,830 4.51 - - 1% 2013 1,825 4.51 - - 1% Total 254,573 $ 8.15 3,114 $ 71.09 Total of 273,257 Mmcfe Hedged at $8.40 (1) Based on 2008 produc tion guidance

EXCO Resources, Inc. 18 PPT-025-InvestrPres_0308 2008 Guidance 2008E ($ in thousands, except per unit amounts) Low High Production: Oil – Mbbls 1,980 2,020 Gas - Mmcf 131,900 135,000 Mmcfe 143,800 147,100 Per day - Mmcfe 393 402 Differentials to NYMEX: Oil per Bbl ($3.75) ($3.50) Gas per Mcf 93% 97% Lease operating expense $129,100 $141,100 Stock based compensation - LOE $4,640 $6,540 Production tax rate 6.5% 7.5% Interest income $1,000 $2,000 Midstream income $34,600 $36,600 Depletion rate per Mcfe $3.05 $3.15 Depreciation rate per Mc fe $0.13 $0.23 Asset retirement obligation $6,180 $7,180 Cash G&A(1) $66,400 $71,400 Non-cash stock comp $10,380 $15,380 Interest expense $124,800 $132,800 Tax rate 40% 40% Cash tax rate 0% 0% Preferred dividends $140,000 $140,000 Adjusted EBITDA at Midpoint(2) $933,600 (1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008 (2) 2008 estimate based on N YMEX $8.00 natur al gas and $60.00 oil

EXCO Resources, Inc. 19 PPT-025-InvestrPres_0308 Net Asset Value Summary In millions, except per share and per unit Low High Proved Reserves 2.1 Tcfe at $2.50 to $3.00 per Mcfe $5,153 $6,183 Low-risk Unproved Upside 2.5 Tcfe at $0.50 to $0.75 per Mcfe 1,236 1,854 Potential Upside 7.8 Tcfe - - Midstream Assets 400 500 Total Asset Value $6,789 $8,537 Less: Net, Long-term Debt 2,370 2,370 Equity Value $4,419 $6,167 Fully Diluted Shares Including Preferred 212 212 NAV per Share(1) $20.84 $29.09 1) Potential upside valued at $0.10 to $0.50 per Mcfe would add $3.67 and $18.37 per share, respectively

PPT-025-InvestrPres_0308 Regional Overviews

EXCO Resources, Inc. 21 PPT-025-InvestrPres_0308 East Texas/North Louisiana Division Overview Portfolio Highlights Reserves Locations Bcfe Gross / Net PD 717 PUD 288 475 / 353 TP 1,005 Prob 502 393 / 293 Poss 826 1,645 / 1,272 3P 2,333 2,513 / 1,918 Potential 388 600 / 464 Total 2,721 3,113 / 2,382 • Producing w ells: 1,578 (gross) / 1,188 (net) • Current net daily production: 243 Mmcfe/d • Reserve life: 11.3 years • Gross/net acreage (thousands): 329 / 278 • 2008 Capital Program • 9 to 12 rig program • $339MM total capital • $245MM / 139 drilling projects • $26MM / 25 exploitation projects • $68MM operations and other projects • 240-245 Mmcfe/d 2008 expected average rate • 240-250 Mmcfe/d 2008 expected exit rate Counties / Parishes in green contain EXCO leasehold interest

PPT-025-InvestrPres_0308

East Texas/North Louisiana

Low-risk and Potential Upside




Gladewater
• Downspacing
• Geoscience evaluation ongoing
• Horizontal Drilling
• Compression Savings
Longwood/Waskom
• Complete in Hosston
• Downspacing
Redlands Prospect Area
• 15,000 prospective acres
• Drilled 5 wells; first IP was 1.5 Mmcf/d and 100 BOPD
• Other wells in various completion/evaluation stages
Dallas
Tyler
Shreveport
Overton
• Recent drilling success
• Horizontal opportunities
• Spud first horizontal well in 2nd half 2008
Vernon
• Drill 24 wells in 2008
•Testing field limits
• Downspacing opportunities
• Increased locations from 15 to 282
• 100+ refrac opportunities
• Evaluating 65,000+ acres
• Shallow and Deep Potential
Fort Cherokee Prospect Area
• 14,000 prospective acres
• JV with area horizontal driller
• Drilled 2 wells; evaluating
• Horizontal opportunities pending
Holly/Caspiana
• Drill 75 wells in 2008
• Testing downspacing viability
• Completing in uphole Hosston zones
• Leasing additional acreage
• Acquire additional WI
•Currently hold 34,000 acres
• New Drilling Records
Clinton Lake/Potters Point
• 7,000 prospective acres
• Additional leasing ongoing
• Drilling first evaluation well
The Woodlands
Counties / Parishes with EXCO Leasehold
Office Locations
Major Fields

EXCO Resources, Inc. | 22

EXCO Resources, Inc. 23 PPT-025-InvestrPres_0308 Appalachia Division Overview Portfolio Highlights Marcellus Activity Silurian Clinton-Medina Sands Devonian Sands & Shale Reserves Locations Bcfe Gross / Net PD 372 PUD 212 1,649 / 1,467 TP 584 Prob 167 581 / 498 Poss 409 3,931 / 3,496 3P 1,160 8,165 / 7,237 Potential 6,000 5,000 / 5,000 Total 7,160 11,161 / 10,461 • Producing w ells: 9,274 (gross) / 8,230 (net) • Current net daily production: 60 Mmcfe/d • Reserve life: 26.7 years • Gross/net acreage (thousands): 1,270 / 1,172 • 2008 Capital Program • 9 to 11 rig program • $89MM total capital • $80MM / 346 drilling projects • $1MM / 22 exploitation projects • $8MM operations and other projects • 61-63 Mmcfe/d 2008 expected average production • 62-66 Mmcfe/d 2008 expected exit rate Counties in yellow contain EXCO leasehold interest

EXCO Resources, Inc. 24 PPT-025-InvestrPres_0308 Appalachia Central PA 388,029 net acres 361 Bcf e 3P reserv es 3,608 3P drilling locations 2008 drilling – 132 wells Northwest PA 77,401 net acres 97 Bcf e 3P reserv es 921 3P drilling locations 2008 drilling – 29 wells Eastern OH 324,425 net acres 97 Bcf e 3P reserv es 386 3P drilling locations 2008 drilling – 31 wells Northern WV 112,095 net acres 136 Bcf e 3P reserv es 620 3P drilling locations 2008 drilling – 19 wells Southern WV 233,188 net acres 108 Bcf e 3P Reserves 361 3P drilling locations 2008 Drilling – 6 wells New Albany Shale 32,205 net acres 16 Bcf e 3P reserv es 136 3P drilling locations 2008 drilling – 30 wells Overpressured Marcellus • Ov er 198,000 net acres in core area • Ov er 368,000 total prospective net acres in the play • 2008 drilling – 7 to 10 vertical wells and 4 horizontal wells Low-risk and Potential Upside

PPT-025-InvestrPres_0308

Appalachia Potential
Marcellus Shale


LAKE ERIE
NY
RECENT HORIZONTAL ACTIVITY
Fairway
Marcellus
PA
NEW PERMITS AND LEASING
OH
NJ
MD
WV
DE

Industry Activity

- Significant PA activity from extreme SW (Washington Co.) to extreme NE (Susquehanna Co.)
- Large and small companies are active
  - Range, Atlas, Cabot, EOG, Chief, Chesapeake
- Vertical & horizontal wellbores
- Dual-lateral horizontals permitted
- Barnett-style fracturing the norm
- 5,500' to 8,000' target depths of new drilling to date
- EXCO has over 368,000 acres in this area of the play

EXCO's Upside

- EXCO's Marcellus opportunity over 6.0 Tcfe
- Overpressured Marcellus acreage – 220,481 (Gross) 198,835 (Net)
- Total Marcellus acreage – 368,000+ (Net)

EXCO Resources, Inc. | 25

EXCO Resources, Inc. 26 PPT-025-InvestrPres_0308 Mid-Continent Area Division Overview Portfolio Highlights • TXOK acquisition 2005; APC acquisition 2007 • Producing w ells: 1,638 (gross) / 937 (net) Reserves Locations Bcfe Gross / Net PD 264 PUD 52 117 / 75 TP 316 Prob 58 69 / 36 Poss 94 362 / 166 3P 468 548 / 277 Pot 100 500 / 250 Total 568 1,048 / 527 • Current net daily production: 63 Mmcfe/d • Reserve life: 14.0 years • Gross/net acreage (thousands) 379 / 222 • 2008 Capital Program: • 2 to 4 rig program • $57MM total capital • $48MM / 57 drilling projects • $4MM / 30 exploitation projects • $5MM operations and other projects • 63-65 Mmcfe/d 2008 expected average production • 63-67 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

PPT-025-InvestrPres_0308

Mid-Continent

Low Risk and Potential Upside


N
Woodward
Lindsay
Mocane-Laverne
• Drill 37 wells in 2008
• 234 drilling locations
• Increase density drilling
• Atoka recompletions
• Basal Chester opportunities
• Evaluating 3D applicability to detect deeper hydrocarbons
• Evaluating horizontal viability
Golden Trend
• Drill 17 wells in 2008
• 296 drilling locations
• 90 square mile 3D seismic for structure evaluation
• Evaluating horizontal viability
• Downspacing to 40 acres
Watonga Chickasha
• Blowdown of Norge Marchand Waterflood
• Potential downspacing
• Workover potential
Counties with EXCO Leasehold
Office Locations
Major Fields

EXCO Resources, Inc. | 27

EXCO Resources, Inc. 28 PPT-025-InvestrPres_0308 Permian Basin Division Overview Portfolio Highlights • Producing w ells: 287 (gross) / 229 (net) Reserves Locations (Bcfe) Gross / Net PD 89 PUD 55 172 / 164 TP 144 Prob 94 206 / 188 Poss 101 306 / 257 3P 339 684 / 609 Pot 299 700 / 588 Total 638 1,384 / 1,197 • Current net daily production: 32 Mmcfe/d • Reserve life: 15.2 years • Gross/net acreage (thousands): 72 / 50 • 2008 Capital Program: • 3 to 4 rig program • $109MM total capital • $98MM / 156 gross drilling projects • $1MM / 3 gross exploitation projects • $10MM operations and other projects • 27-31 Mmcfe/d 2008 expected average production • 30-36 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

EXCO Resources, Inc. 29 PPT-025-InvestrPres_0308 Permian Low-risk and Potential Upside Ackerly • 2 horizontal tests in 2008 • 40 more possible Beggs Ranch • Shallow oil prospect • 20,000 net acres • Drilling 6 well test program • 45 mi2 3D seismic shoot in 2008 Sugg Ranch • 600 Drilling locations • Drill 147 wells in 2008 • Shooting 40 mi2 3D seismic • Established multi-pay Cany on, Clearkfork and Wolfcamp formations – oil and gas • Negotiating 20,000+ gross acres additional leasehold, on trend with current production

EXCO Resources, Inc. 30 PPT-025-InvestrPres_0308 Rocky Mountains Overview Portfolio highlights • Producing w ells: 66 (gross) / 54 (net) Reserves Locations (Bcfe) Gross / Net PD 7 PUD 5 11 / 9 TP 12 Prob 8 12 / 10 Poss 213 127 / 88 3P 233 150 / 107 Pot 1,000 2,000 / 1,940 Total 1,233 2,150 / 2,047 • Current net daily production: 2 Mmcfe/d • Reserve life: 16.4 years • Gross/net acreage (thousands): 148 / 132 • 2008 Capital Program: • 1 to 2 rig program • $15MM total capital • $11MM / 9 gross drilling projects • $0.2MM / 2 gross exploitation projects • $4MM operations and other projects • 2-3 Mmcfe/d 2008 expected average rate • 2-3 Mmcfe/d 2008 expected exit rate Counties in green contain EXCO leasehold interest

PPT-025-InvestrPres_0308

Rocky Mountains

Low-risk and Potential Upside


Birdseye Prospect
• 4,000 gross acre leasehold
• Now drilling 14,000 ft well
• Multiple pays in Ft Union/Lance; 4 Bcfe target
• Captures additional 3,400 gross acre farmout
• Drill 1 additional well in 2008
• Potential for 160 total drilling locations
Schuster Flats Prospect
• Drill 2 natural gas wells in 2008
Blue Springs Prospect
• Drill 2 oil wells in 2008
N
Wyoming Leasehold
• 132,000 net acres total in Wind River, Powder River and Big Horn Basins
• Will drill 9 wells in 2008 in Wind River and Big Horn Basins
• Considering JV opportunities
Boone Dome Field
• Drill 2 wells in 2008
• Deepen 2 wells in 2008
•Evaluating:
• In-fill drilling
• Reservoir enhancement
• Facilities enhancement
• By-passed reservoirs
East Salt Creek Field
• Acquiring 20 mi² 3D seismic
• Evaluating:
• CO_2 flood potential
• In-fill drilling
• Step-out drilling
• Reservoir enhancement
• By-passed reservoirs
Counties with EXCO Leasehold
Office Locations
Major Fields

EXCO Resources, Inc. | 31

PPT-025-InvestrPres_0308 Appendix

PPT-025-InvestrPres_0308

Operating Results

(In thousands)	4th Quarter 2006	4th Quarter 2007	Twelve Months 2006	Twelve Months 2007	Period-to-Period Change 4th Quarter Amount	Period-to-Period Change 4th Quarter Percent	Period-to-Period Change Twelve Months Amount	Period-to-Period Change Twelve Months Percent
Revenues and other income:								
Oil	$ 16,778	$ 41,391	$ 57,043	$ 117,073	$ 24,613	147%	$ 60,030	105%
Natural gas	104,368	214,860	298,737	728,987	110,492	106%	430,250	144%
Marketing and other Income	1,433	8,451	5,005	33,643	7,018	490%	28,638	572%
Cash settlement on derivatives	18,273	23,460	29,423	108,413	5,187	28%	78,990	268%
Total revenues	140,851	288,162	390,208	988,116	147,310	105%	597,908	153%
Costs and expenses:								
Operating costs – Cash	$ 18,755	$ 32,387	$ 46,534	$ 113,567	$ 13,632	73%	$ 67,033	144%
Operating costs – Non-cash(1)	-	2,094	-	3,591	2,094	-	3,591	-
Production taxes	8,177	13,603	22,340	53,282	5,426	66%	30,942	139%
Total production costs	26,932	48,084	68,874	170,440	21,152	79%	101,566	147%
General and administrative - Cash	16,273	14,683	34,674	55,629	(1,590)	(10)%	20,955	60%
General and administrative – Non-cash(1)	4,105	3,811	6,532	9,041	(294)	(7)%	2,509	38%
Total costs and expenses	47,310	66,578	110,080	235,110	19,268	41%	125,030	114%
Non-cash adjustments from above(1)	4,105	5,905	6,532	12,632	1,800	-	6,100	-
Adjusted EBITDA(2)	$ 97,647	$ 227,489	$ 286,660	$ 765,638	$ 129,842	133%	$ 478,978	167%

(1) Stock based compensation
(2) Non-GAAP measure - please see tables on slides 24 to 26 for reconciliation to most comparable GAAP measure

EXCO Resources, Inc. | 33

EXCO Resources, Inc. 34 PPT-025-InvestrPres_0308 Unit Operating Statistics (1) Does not include the effects of derivative financial instruments (2) Does not include stock based compensation which would hav e increased operating costs per Mcfe by $0.06 and $0.03 f or Q4 2007 and f or the full year 2007 Period-to-Period Change 4th Quarter Twelve Months 4th Quarter Twelve Months (In thousands) 2006 2007 2006 2007 Amount Percent Amount Percent Production volumes: Oil – Mbbls 304 469 916 1,645 165 54% 729 80% Gas – Mmcf 16,486 31,828 44,123 111,419 15,342 93% 67,296 153% Total - Mmcfe 18,310 34,642 49,619 121,289 16,332 89% 71,670 144% Realized pricing(1): Oil per Bbl $ 55.19 $ 88.25 $ 62.27 $ 71.17 $ 33.06 60% $ 8.90 14% Gas per Mcf 6.33 6.75 6.77 6.54 0.42 7% (0.23) (3)% Per Mcfe 6.62 7.40 7.17 6.98 0.78 12% (0.19) (3)% Production costs per Mcfe: Operating costs(2) $ 1.02 $ 0.94 $ 0.94 $ 0.94 $ (0.08) (8)% $ 0.00 0% Production taxes 0.45 0.39 0.45 0.44 (0.06) (13)% (0.01) (2)% Total production costs 1.47 1.33 1.39 1.38 (0.14) (10)% (0.01) (1)% Cash operating margin $ 5.15 $ 6.07 $ 5.78 $ 5.60 $ 0.92 18% $ (0.18) (3)% Effects of cash settlements on derivatives 1.00 0.67 0.59 0.89 (0.33) (33)% 0.30 51% Net cash operating margin 6.15 6.74 6.37 6.49 0.59 10% 0.12 2%

EXCO Resources, Inc. 35 PPT-025-InvestrPres_0308 Oil (Mbbls) Natural Gas (Mmcf) Equivalent (Mmcfe)(1) December 31, 2006 16,155 1,126,602 1,223,532 Purchase of reserves in place 10,500 770,567 833,567 New discoveries and extensions 2,469 178,248 193,062 Revisions of previous estimates (188) (78,647) (79,775) Production (1,645) (111,419) (121,289) Sales of reserves in place (6,361) (145,801) (183,967) December 31, 2007 20,930 1,739,550 1,865,130 Year End 2007 Reserve Detail (Dollars in thousands, except per Mcfe) Cost Reserves (Mmcfe) Per Mcfe Development and exploration costs $ 446,675 193,062 $ 2.31 Proved property acquisition 2,356,354 833,567 2.83 Subtotal 2,803,029 1,026,629 2.73 Revisions – price - 59,550 - Revisions – performance - (139,325) - Subtotal 2,803,029 946,854 2.96 Unproved property acquisition 117,893 - - Lease acquisitions and other 21,415 - - Subtotal 2,942,337 946,854 3.11 Capitalized asset retirement 5,127 - - Total $ 2,947,464 946,854 $ 3.11 (2) (1) Mcf e - One thousand cubic f eet equivalent calculated by converting one Bbl of oil to six Mcf of natural gas (2) Perf ormance rev isions were 139,325 Mmcfe offset by 59,550 Mmcfe of positive price revisions

PPT-025-InvestrPres_0308

Quarterly 2008 Guidance



($ in thousands, except per unit amounts)	1st Q 2008E		2nd Q 2008E		3rd Q 2008E		4th Q 2008E	
	Low	High	Low	High	Low	High	Low	High
Production:								
Oil - Mbbls	480	490	490	500	500	510	510	520
Gas - Mmcf	31,800	32,300	32,600	33,400	33,300	34,200	34,200	35,100
Mmcfe	34,700	35,200	35,500	36,400	36,300	37,300	37,300	38,200
Per day - Mmcfe	381	387	390	400	395	405	405	415
Differentials to NYMEX:								
Oil per Bbl	($3.75)	($3.50)	($3.75)	($3.50)	($3.75)	($3.50)	($3.75)	($3.50)
Gas per Mcf	93%	97%	93%	97%	93%	97%	93%	97%
Lease operating expense	$31,500	$34,500	$32,200	$35,200	$32,700	$35,700	$32,700	$35,700
Stock based compensation – LOE	$750	$1,250	$750	$1,250	$750	$1,250	$2,390	$2,790
Production tax rate	6.5%	7.5%	6.5%	7.5%	6.5%	7.5%	6.5%	7.5%
Interest income	$250	$500	$250	$500	$250	$500	$250	$500
Midstream income	$7,100	$7,600	$7,500	$8,000	$10,000	$10,500	$10,000	$10,500
Depletion rate per Mcfe	$3.05	$3.15	$3.05	$3.15	$3.05	$3.15	$3.05	$3.15
Depreciation rate per Mcfe	$0.10	$0.20	$0.10	$0.20	$0.15	$0.25	$0.15	$0.25
Asset retirement obligation	$1,545	$1,795	$1,545	$1,795	$1,545	$1,795	$1,545	$1,795
Cash G&A(1)	$18,600	$20,600	$15,700	$16,700	$15,800	$16,800	$16,300	$17,300
Non-cash stock comp	$2,170	$3,170	$2,070	$3,070	$2,070	$3,070	$4,070	$6,070
Interest expense	$29,400	$31,400	$31,800	$33,800	$31,800	$33,800	$31,800	$33,800
Tax rate	40%	40%	40%	40%	40%	40%	40%	40%
Cash tax rate	0%	0%	0%	0%	0%	0%	0%	0%
Preferred dividends	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000	$35,000
Adjusted EBITDA at Midpoint(2)	$225,100		$227,600		$235,900		$245,000	

(1) Includes $3.5 million to $4.5 million of costs related to the withdrawal of the EXCO Partners IPO in Q1 2008
(2) 2008 estimate based on NYMEX $8.00 natural gas and $60.00 oil

EXCO Resources, Inc. | 36

PPT-025-InvestrPres_0308

Non-GAAP Reconciliations



Consolidated Cash Flows From Operations

(Unaudited in thousands)	Three months ended December 31, 2006	Three months ended December 31, 2007	Year ended December 31, 2006	Year ended December 31, 2007
Cash flow from operations, GAAP	$ 54,765	$ 197,531	$ 227,659	$ 577,829
Net change in working capital	(476)	821	(21,226)	36,139
Cash flow from operations before changes in working capital, non-GAAP measure[1]	$ 54,289	$ 198,352	$ 206,433	$ 613,968

(1) Operating cash flow before working capital changes is presented because management believes it is a useful financial indicator for companies in our industry. This non-GAAP disclosure is widely accepted as a measure of an oil and natural gas company's ability to provide cash used to fund development and acquisition activities and service debt or pay dividends. Operating cash flow is not a measure of financial performance pursuant to GAAP and should not be used as an alternative to cash flows from operating, investing, or financing activities.

Adjusted Net Income

(In thousands, except per share)	Three months ended December 31, 2007 Amount	Three months ended December 31, 2007 Per Share[1]	Year ended December 31, 2007 Amount	Year ended December 31, 2007 Per Share[2]
Net Income (loss), GAAP	$ (1,995)		$ 49,656	
Adjustments (after tax):				
Non-cash mark-to-market losses on derivative financial instruments, after taxes	45,994		48,882	
Non-cash income tax valuation allowance[3]	-		11,000	
Nonrecurring financing costs, after taxes[3]	-		19,228	
Total adjustments	45,994		79,110	
Adjusted net income[4]	$ 43,999		$ 128,766	
Net loss available to common shareholders, GAAP	$ (36,995)	$ (0.35)	$ (83,312)	$ (0.80)
Adjustments shown above	45,994	0.43	79,110	0.76
Adjusted net income (loss) available to common shareholders[4]	$ 8,999	$ 0.08	$ (4,202)	$ (0.04)

(1) Based on 106,532,360 diluted shares

(2) Based on 106,983,614 shares for adjusted net income and 104,364,092 shares for adjusted net loss

(3) Income taxes for the year ended December 31, 2007 include $11.0 million of non-cash expense valuation allowance attributable to the substitution of current net operating losses for foreign tax credits previously utilized in connection with the sale of our Canadian subsidiary in 2005. This substitution resulted in a cash refund of approximately $6.0 million during the fourth quarter of 2007. The valuation allowance was required due to the lack of current foreign operations.

(4) Management is disclosing the non-GAAP measures of adjusted net income and adjusted net income available to common shareholders because it quantifies the financial impact of non-cash gains or losses resulting from derivative financial instruments and certain items management believes affect the comparability of our results of operations which are included in GAAP net income measures.

EXCO Resources, Inc. | 37

EXCO Resources, Inc. 38 PPT-025-InvestrPres_0308 Non-GAAP Reconciliations (Unaudited, in thousands) Three months ended December 31, 2006 Three months ended December 31, 2007 Year ended December 31, 2006 Year ended December 31, 2007 Net income (loss) $ (966) $ (1,995) $ 138,954 $ 49,656 Interest expense 43,586 34,575 84,871 181,350 Income tax expense 216 1,253 89,401 60,096 Depreciation, depletion and amortization 54,393 109,623 135,722 375,420 EBITDA(1) 97,229 143,456 448,948 666,522 Accretion of discount on asset retirement obligations 936 1,344 2,014 4,878 Non-cash change in fair value of derivative financial instruments (4,623) 76,785 (169,241) 81,606 Stock based compensation expense 4,105 5,904 6,532 12,632 Equity in net income of TXOK Acquisition, Inc. - - (1,593) - Adjusted EBITDA(1) $ 97,647 $ 227,489 $ 286,660 $ 765,638 Interest expense (43,586) (34,575) (84,871) (181,350) Income tax expense (benefit) (216) (1,253) (89,401) (60,096) Amortization of deferred financing costs, premium on 7¼% senior notes due 2011 and discount on long-term debt 228 (468) 4,733 10,332 Deferred income taxes 216 1,253 89,401 66,171 Gain on sale of other assets - (288) (89) (941) Settlements of derivative financial instruments with a financing element - 6,194 - 14,214 Changes in operating assets and liabilities 476 (821) 21,226 (36,139) Net cash provided by operating activities $ 54,765 $ 197,531 $ 227,659 $ 577,829 Statement of cash flow data: Cash flow provided by (used in): Operating activities $ 54,765 $ 197,531 $ 227,659 $ 577,829 Investing activities (1,265,231) (367,885) (1,791,517) (2,396,437) Financing activities 1,210,597 79,067 1,359,727 1,851,296 EBITDA and adjusted EBITDA reconciliations

EXCO Resources, Inc. 39 PPT-025-InvestrPres_0308 Non-GAAP Reconciliations (1) Earnings before interest, taxes, depreciation, depletion and amortization, or “EBITDA” represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivatives, stock-based compensation expense and equity in net income of TXOK Acquisition, Inc. We have presented EBITDA and Adjusted EBITDA because they are a w idely used measure by investors, analysts and rating agencies for valuations, peer comparisons and investment recommendations. In addition, these measures are used in covenant calculations required under our credit agreement and the indenture governing our 7 1/4 % senior notes, and compliance w ith the liquidity and debt incurrence covenants included in these agreements is considered material to us. Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in w orking capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

PPT-025-InvestrPres_0308

Forward Looking Statements

This presentation contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. These forward-looking statements relate to, among other things, the following:

- our future financial and operating performance and results;
- our business strategy;
- market prices;
- our future commodity price risk management activities; and
- our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words "may," "expect," "anticipate," "estimate," "believe," "continue," "intend," "plan," "budget" and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other "forward-looking" information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this presentation, including, but not limited to:

- fluctuations in prices of oil and natural gas;
- imports of foreign oil and natural gas, including liquefied natural gas;
- future capital requirements and availability of financing;
- estimates of reserves and economic assumptions used in connection with our acquisitions;
- geological concentration of our reserves;
- risks associated with drilling and operating wells;
- risks associated with operation of natural gas pipelines and gathering systems;
- discovery, acquisition, development and replacement of oil and natural gas reserves;
- cash flow and liquidity;
- impact of our private placement of preferred stock and the impact of dividends on our capital resources and liquidity;
- timing and amount of future production of oil and natural gas;
- availability of drilling and production equipment;
- marketing of oil and natural gas;
- developments in oil-producing and natural gas-producing countries;
- title to our properties;
- competition;
- litigation;
- general economic conditions, including costs associated with drilling and operation of our properties;
- governmental regulations;
- receipt of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;
- deciding whether or not to enter into derivative financial instruments;
- events similar to those of September 11, 2001;
- actions of third party co-owners of interests in properties in which we also own an interest;
- fluctuations in interest rates; and
- our ability to effectively integrate companies and properties that we acquire.

EXCO Resources, Inc. | 40

PPT-025-InvestrPres_0308

Forward Looking Statements (continued)

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our forward-looking statements, keep in mind the risk factors and other cautionary statements in this presentation, and the risk factors included in the Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices also may reduce the amount of oil or natural gas that we can produce economically. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

The SEC has generally permitted oil and natural gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms "probable", "possible", "potential" or "unproved" to describe volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. While we believe our calculations of unproved drillsites and estimation of unproved reserves have been appropriately risked and are reasonable, such calculations and estimates have not been reviewed by third party engineers or appraisers. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K for the year ended December 31, 2007 available on our website at www.excoresources.com under the Investor Relations tab or by calling us at 214-368-2084.

EXCO Resources, Inc. | 41